EXHIBIT 99.2

MZT Holdings Announces the Absence of Any Listing Following Delisting from ASE

NEWTON, Mass.--(BUSINESS WIRE)--MZT Holdings, Inc., formerly known as Matritech, Inc.(Amex: MZT), announced today that it has not arranged for listing and/or registration on another national securities exchange or for quotation of its common stock in any interdealer quotation system or electronic communications network after the effective date of the withdrawal of its common stock from listing on the American Stock Exchange (“AMEX”). MZT Holdings previously announced its intention to seek voluntary delisting of its common stock from AMEX as it does not meet the continued listing standard of AMEX. MZT Holdings expects its delisting from AMEX will become effective in early January 2008.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated delisting of the Company’s shares from the American Stock Exchange and the absence of subsequent listing, registration or quotation arrangements. These statements reflect the Company's current expectations with respect to future events and are based on its management's current assumptions and information currently available. Actual results may differ materially. There can be no assurance that the Company's expectations will be achieved. Please refer to the risk factors detailed in the Company's periodic reports and registration statements as filed with the Securities and Exchange Commission, as well as in the Company’s definitive proxy statement filed on November 14, 2007. These forward-looking statements are neither promises nor guarantees. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. MZT Holdings undertakes no responsibility to revise or update any such forward-looking information.

Contact:

MZT Holdings, Inc.
Kathleen O'Donnell
617-928-0820